Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, January 25, 2018	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC. REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2017

•      PAYS: $75 MILLION TO STATE AND HORSEMEN

•      LOSES: $1 MILLION FOR THE YEAR

Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) today reported results for the fourth quarter and year ended December 31, 2017.

The Company’s total revenues were $44,377,000 for the fourth quarter of 2017 compared with $44,241,000 for the fourth quarter of 2016.

Gaming revenues of $37,966,000 were up 1.2% compared to the fourth quarter of last year, primarily the result of higher table game and sports betting hold percentages.

Other operating revenues were $6,411,000 compared to $6,726,000 for the fourth quarter of last year.  Occupancy levels in the Dover Downs Hotel were approximately 80% and 81% for the fourth quarters of 2017 and 2016, respectively.

General and administrative expenses were down to $1,268,000 for the fourth quarter compared to $1,524,000 last year, from lower employee related costs.

Interest expense was consistent with last year as a result of lower average outstanding borrowings offset by slightly higher interest rates.

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law. The fourth quarter of 2017 and full-year 2017 results reflect the impact of the new tax law, which resulted in an income tax expense of $662,000, or ($.02) per diluted share, primarily from revaluing the Company’s net deferred tax assets to reflect the recently enacted 21% federal corporate tax rate.

Net loss for the fourth quarter was ($779,000), or ($.02) per diluted share, compared with net loss of ($291,000), or ($.01) per diluted share last year.

For the year as a whole, total revenues were $176,924,000 for 2017 compared with $182,292,000 for 2016.

Net loss was ($1,068,000), or ($.03) per diluted share, compared with net earnings of $786,000, or $.02 per diluted share for 2016.

Denis McGlynn, the Company’s President and Chief Executive Officer, stated:  “Once again the Company demonstrated substantial gaming operational profitability which once again was totally wiped out by an unfair and outdated gaming revenue sharing formula.

“Legislation has been introduced to implement a more fair and realistic formula and we hope the Delaware Legislature and Administration will act favorably on it.”

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions.  Such statements are subject to various risks and uncertainties that could cause results to vary materially.  Please refer to the Company’s SEC filings for a discussion of such factors.

Owned by Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE), Dover Downs Hotel & Casino® is a premier gaming and entertainment resort destination in the Mid-Atlantic region. Gaming operations consist of approximately 2,200 slots and a full complement of table games including poker.  The AAA-rated Four Diamond hotel is Delaware’s largest with 500 luxurious rooms/suites and amenities including a full-service spa/salon, concert hall and 41,500 sq. ft. of multi-use event space.  Live, world-class harness racing is featured November through April, and horse racing is simulcast year-round.  Professional football parlay betting is accepted during the season.  Additional property amenities include multiple restaurants from fine dining to casual fare, bars/lounges and retail shops.  For more information, please visit www.doverdowns.com.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Gaming (1)	$37,966	$37,515	$152,534	$157,226
Other operating (2)	6,411	6,726	24,390	25,066
	44,377	44,241	176,924	182,292
Expenses:
Gaming	36,507	36,326	146,209	149,577
Other operating	4,597	4,722	17,140	17,316
General and administrative	1,268	1,524	5,174	5,375
Depreciation	2,040	1,944	8,168	7,743
	44,412	44,516	176,691	180,011

Operating (loss) earnings	(35)	(275)	233	2,281

Interest expense	(206)	(202)	(840)	(863)

(Loss) earnings before income taxes	(241)	(477)	(607)	1,418

Income tax (expense) benefit	(538)	186	(461)	(632)

Net (loss) earnings	$(779)	$(291)	$(1,068)	$786

Net (loss) earnings per common share:
- Basic	$(0.02)	$(0.01)	$(0.03)	$0.02
- Diluted	$(0.02)	$(0.01)	$(0.03)	$0.02

Weighted average shares outstanding:
- Basic	32,322	32,202	32,321	32,201
- Diluted	32,322	32,202	32,321	32,201

(1)         Gaming revenues from the Company’s slot machine and table game operations include the total win from such operations. The Delaware State Lottery Office collects the win and remits a portion thereof to the Company as its commission for acting as a Licensed Agent.  The difference between total win and the amount remitted to the Company is reflected in gaming expenses.

(2)         Other operating revenues do not include the retail amount of promotional allowances which are provided to customers on a complimentary basis.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

RECONCILIATION OF GAAP NET (LOSS) EARNINGS TO ADJUSTED NET (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP net (loss) earnings	$(779)	$(291)	$(1,068)	$786

Federal income tax reform (1)	662	—	662	—

Adjusted net (loss) earnings	$(117)	$(291)	$(406)	$786

GAAP net (loss) earnings per common share - basic and diluted	$(0.02)	$(0.01)	$(0.03)	$0.02

Federal income tax reform (1)	0.02	—	0.02	—

Adjusted net (loss) earnings per common share - basic and diluted	$—	$(0.01)	$(0.01)	$0.02

(1)   The passage of the Tax Cuts and Jobs Act in December 2017 lowered our future federal income tax rate to 21% requiring us to revalue net deferred federal tax assets.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP.  Non-GAAP adjusted net (loss) earnings and adjusted net (loss) earnings per common share - basic and diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned federal income tax reform.  We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations.  This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to net (loss) earnings or net (loss) earnings per common share - basic and diluted, which are determined in accordance with GAAP.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS

Current assets:
Cash	$10,714	$11,677
Accounts receivable	3,557	3,507
Due from State of Delaware	5,720	7,285
Inventories	1,928	1,910
Prepaid expenses and other	2,840	2,365
Receivable from Dover Motorsports, Inc.	7	7
Income taxes receivable	318	221
Total current assets	25,084	26,972

Property and equipment, net	134,527	140,714
Other assets	564	594
Deferred income taxes	1,630	2,020
Total assets	$161,805	$170,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,769	$3,749
Purses due horsemen	5,814	7,649
Accrued liabilities	9,811	9,854
Deferred revenue	316	361
Revolving line of credit	19,900	25,250
Total current liabilities	39,610	46,863

Liability for pension benefits	7,483	7,775
Total liabilities	47,093	54,638

Stockholders’ equity:
Common stock	1,827	1,814
Class A common stock	1,487	1,487
Additional paid-in capital	5,877	5,669
Retained earnings	110,220	111,288
Accumulated other comprehensive loss	(4,699)	(4,596)
Total stockholders’ equity	114,712	115,662
Total liabilities and stockholders’ equity	$161,805	$170,300

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended
	December 31,
	2017	2016

Operating activities:
Net (loss) earnings	$(1,068)	$786
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation	8,168	7,743
Amortization of credit facility origination fees	57	89
Stock-based compensation	295	326
Deferred income taxes	457	(36)
Changes in assets and liabilities:
Accounts receivable	(50)	(581)
Due from State of Delaware	1,565	667
Inventories	(18)	2
Prepaid expenses and other	(446)	204
Receivable from/payable to Dover Motorsports, Inc.	—	(51)
Income taxes receivable	(96)	99
Accounts payable	232	149
Purses due horsemen	(1,835)	176
Accrued liabilities	(79)	1,174
Deferred revenue	(45)	(47)
Liability for pension benefits	(437)	(345)
Net cash provided by operating activities	6,700	10,355

Investing activities:
Capital expenditures	(2,193)	(2,812)
Purchase of available-for-sale securities	(59)	(55)
Proceeds from sale of available-for-sale securities	48	49
Net cash used in investing activities	(2,204)	(2,818)

Financing activities:
Borrowings from revolving line of credit	69,280	46,850
Repayments of revolving line of credit	(74,630)	(53,100)
Repurchase of common stock	(74)	(66)
Credit facility fees	(35)	(40)
Net cash used in financing activities	(5,459)	(6,356)

Net (decrease) increase in cash	(963)	1,181
Cash, beginning of year	11,677	10,496
Cash, end of year	$10,714	$11,677